UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2012

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 571-287-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On November 6, 2012 IceWEB, Inc. filed a Current Report on Form 8-K disclosing that it had dismissed Sherb & Co., LLP as its independent registered public accounting firm and engaged D’Arelli Pruzansky, P.A. By letter dated November 8, 2012 the staff of the Securities and Exchange Commission requested that we amend that report to address the uncertainty related to our ability to continue as a going concern as noted in the reports of Sherb & Co., LLP dated December 22, 2011 and December 20, 2010 as described below. The staff of the Securities and Exchange Commission also requested that an amended letter from Sherb & Co., LLP be filed as an exhibit to the amended report. This Current Report on Form 8-K/A is being filed in response to the staff's comments.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 2, 2012, IceWEB, Inc. (the “Company”) dismissed Sherb & Co., LLP as the Company’s independent registered public accountants and engaged D’Arelli Pruzansky, P. A. as the independent registered public accountants. The dismissal of Sherb & Co., LLP and the engagement of D’Arelli Pruzansky, P. A. was approved by the Company’s Audit Committee.  Sherb & Co., LLP did not resign or decline to be reappointed as the Company’s independent registered public accountants.

Neither the report of Sherb & Co., LLP dated December 22, 2011 on our consolidated balance sheets as of September 30, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended September 30, 2011 and 2010 nor the report of Sherb & Co., LLP dated December 20, 2010 on our consolidated balance sheets as of September 30, 2010 and 2009 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years ended September 30, 2010 and 2009 contained an adverse opinion or a disclaimer of opinion, nor were either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports contained a modification to the effect that there was substantial doubt as to the Company's ability to continue as a going concern.

During the two most recent fiscal years and the subsequent interim period prior to the dismissal of Sherb & Co., LLP there were no disagreements with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused it to make reference thereto in connection with its reports on each of the Company’s financial statements for such years.

During the years ended September 30, 2010 and 2011 and through November 2, 2012, there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company requested that Sherb & Co., LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 9, 2012, is filed as Exhibit 16.1 to this Form 8-K/A.

On November 2, 2012, the Company engaged D’Arelli Pruzansky, P. A. as the independent registered public accountants for the year ended September 30, 2012.

Prior to November 2, 2012, which was the date that D’Arelli Pruzansky, P. A. was engaged, the Company did not consult D’Arelli Pruzansky, P. A. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
16.1	Sherb & Co., LLP letter dated November 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: November 9, 2012	By: /s/ Robert M. Howe III
Robert M. Howe III,
Chief Executive Officer